                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement (Revocation of Consent Statement)


    [X] Definitive additional materials



    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                              KMART CORPORATION
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                              KMART CORPORATION
- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [X] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

                                                                  KMART LOGO

NANCIE W. LADUKE                                    KMART CORPORATION
Vice President, Secretary                           International Headquarters
                                                    Legal Department
                                                    3100 West Big Beaver Road
May 10, 1996                                        Troy MI 48084-3163
                                                    810 643 1792
                                                    Fax 810 643 1054

VIA ELECTRONIC TRANSMISSION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:   Additional Soliciting Material of Kmart Corporation


Ladies and Gentlemen:


        On behalf of Kmart Corporation, a Michigan corporation ("Kmart"), we transmit herewith via electronic transmission for filing, pursuant to Rule 101(a)(1)(iii) of Regulation S-T and Rule 14a-6 of the Securities Exchange Act of 1934, as amended, additional definitive soliciting materials (the "Soliciting Materials") of Kmart. The Soliciting Materials include a cover page in the form set forth in Schedule 14A.


        Three copies of each of this letter and the Soliciting Materials are being filed with each of The New York Stock Exchange, The Pacific Stock Exchange and The Chicago Stock Exchange.

        If you have any questions or comments concerning the enclosed documents, please feel free to contact the undersigned at (810) 643-1792 or David J. Friedman at (212) 735-2218.


Very truly yours,


   Nancie LaDuke
- ---------------------
   Nancie W. LaDuke


Enclosures

cc:   Robert M. Burton
      David J. Friedman
      Anthony N. Palizzi
      The New York Stock Exchange
      The Pacific Stock Exchange
      The Chicago Stock Exchange

                                                May 10, 1996

Dear Kmart Stockholder:

The annual meeting of Kmart stockholders will take place soon, on May 21. Whether or not you are able to attend the meeting, it is important that you sign, date and return your WHITE proxy card promptly. This will assure that your vote is represented at the meeting.

At the meeting, I will give stockholders a progress report on the turnaround now underway at Kmart. I believe our company is well on its way in this regard.

The new Board of Directors and senior management team that we have put in place at Kmart is critical to our turnaround success. Seven new members - more than half of our Board of Directors including myself - are new in the past year. Nineteen of our 33 corporate officers are new to Kmart over the past 18 months. Fortunately, we have been able to attract candidates with the highest caliber of leadership and business experience as directors and senior officers.

We are in the process of securing a new three year $3.7 billion bank loan arrangement, giving us financial stability and flexibility over a meaningful period of time. In addition, we are working on an offering of preferred securities which will further enhance our financial foundation and allow us to be as creative and aggressive as we know we must be.

With these key components as a foundation, we are pressing ahead to improve financial performance and shareholder value through hundreds of initiatives designed to improve merchandise assortments, provide better in-stock positions, offer cleaner and more orderly stores, and post dramatic gains in customer service.

I look forward to sharing news of our progress with you -- at the annual meeting and through other forms of communications during the coming year. Once again, please sign, date and return your WHITE proxy card as soon as possible to make sure your vote is counted at the May 21st stockholder meeting.

If you have any questions, or require assistance in voting your shares, please contact D.F. King & Co. at (800) 714-3310.

Thank you.

                                             Sincerely,


                                             /s/ Floyd Hall

                                             Floyd Hall
                                             Chairman, President
                                                and Chief Executive Officer